Exhibit 99.1

ALLERGAN REPORTS FOURTH QUARTER 2010 OPERATING RESULTS

¡        Board of Directors Declares Fourth Quarter Dividend

(IRVINE, Calif., February 2, 2011) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2010. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 11, 2011 to stockholders of record on February 18, 2011.

Operating Results Attributable to Stockholders

For the quarter ended December 31, 2010:

•	Allergan reported $0.85 diluted earnings per share attributable to stockholders compared to $0.72 diluted earnings per share attributable to stockholders for the fourth quarter of 2009.

•

Allergan reported $0.88 non-GAAP diluted earnings per share attributable to stockholders compared to $0.78 non-GAAP diluted earnings per share attributable to stockholders for the fourth quarter of 2009, a 12.8 percent increase.

Product Sales

For the quarter ended December 31, 2010:

•

Allergan reported $1,290.1 million total product net sales. Total product net sales increased 6.9 percent compared to total product net sales in the fourth quarter of 2009. On a constant currency basis, total product net sales increased 7.4 percent compared to total product net sales in the fourth quarter of 2009.

•	Total specialty pharmaceuticals net sales increased 6.9 percent, or 7.3 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the fourth quarter of 2009.

•	Total medical devices net sales increased 7.1 percent, or 7.9 percent on a constant currency basis, compared to total medical devices net sales in the fourth quarter of 2009.

“We are very pleased with our fourth quarter and full year results, as well as the record number of regulatory approvals secured in 2010,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “In 2011, we look forward to marketing the new products and therapies approved in 2010, as well as investing in R&D to reload our pipeline.”

-more-

2-2-2

Based on internal information and assumptions, full year 2010 therapeutic sales accounted for approximately 51% of total BOTOX® (onabotulinumtoxinA) sales and increased approximately 6% compared to 2009. Full year 2010 cosmetic sales accounted for approximately 49% of total BOTOX® sales and increased approximately 11% compared to 2009.

Product and Pipeline Update

During the fourth quarter of 2010:

•

On October 15, 2010, Allergan announced that the United States Food and Drug Administration (FDA) approved BOTOX® (onabotulinumtoxinA) for the prophylactic treatment of headaches in adults with chronic migraine, a distinct and severe neurological disorder characterized by patients who have a history of migraine and suffer from headaches on 15 or more days per month with headaches lasting four hours a day or longer.

•

Allergan filed a supplemental Biologics License Application (sBLA) with the FDA for the use of BOTOX® in the treatment of urinary incontinence due to neurogenic detrusor overactivity resulting from neurogenic bladder.

•

On December 3, 2010, Allergan announced that the FDA Gastroenterology and Urology Devices Panel of the Medical Devices Advisory Committee recommended with an 8-2 vote that the FDA extend the currently approved use of the LAP-BAND® System, Allergan’s gastric band, on the basis of a favorable benefit-risk profile for weight reduction in obese adults who have failed more conservative weight reduction alternatives and have a Body Mass Index (BMI) of at least 35 or a BMI greater than 30 and at least one comorbid condition.

Following the end of the fourth quarter of 2010:

•

On January 31, 2011, Allergan and MAP Pharmaceuticals, Inc. announced a collaboration within the United States for LEVADEX™, a self-administered, orally inhaled therapy that has completed Phase III clinical development for the treatment of acute migraine in adults. MAP Pharmaceuticals currently anticipates submitting its New Drug Application for LEVADEX™ with the FDA in the first half of 2011.

Outlook

For the full year of 2011, Allergan expects:

•	Total product net sales between $5,020 million and $5,220 million.

•	Total specialty pharmaceuticals net sales between $4,160 million and $4,300 million.

•	Total medical devices net sales between $860 million and $920 million.

•	ALPHAGAN® franchise product net sales between $380 million and $400 million.

•	LUMIGAN® franchise product net sales between $550 million and $580 million.

•	RESTASIS® product net sales between $680 million and $710 million.

•	BOTOX® product net sales between $1,490 million and $1,540 million.

•	LATISSE® product net sales at approximately $100 million.

-more-

3-3-3

•	Breast aesthetics product net sales between $330 million and $350 million.

•	Obesity intervention product net sales between $220 million and $240 million.

•	Facial aesthetics product net sales between $310 million and $330 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 14.5%.

•	Non-GAAP other revenue at approximately $50 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio between 38% and 39%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $20 million. This expectation excludes the amortization of certain acquired intangible assets associated with business combinations, asset purchases and product licenses.

•	Non-GAAP diluted earnings per share attributable to stockholders between $3.54 and $3.60.

•	Diluted shares outstanding at approximately 309 million.

•	Effective tax rate on non-GAAP earnings at approximately 28%.

For the first quarter of 2011, Allergan expects:

•	Total product net sales between $1,170 million and $1,220 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.71 and $0.73.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenues, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP legal settlement, non-GAAP intangible asset impairment and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP gain on investments, net, non-GAAP other, net, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, regulatory approvals, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

-more-

4-4-4

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s Form 10-K for the fiscal year ended December 31, 2009 and Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan, Inc. is a multi-specialty health care company established 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have more than 9,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics and medical devices, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including ophthalmology, neurosciences, obesity, urologics, medical aesthetics and dermatology, Allergan is proud to celebrate 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

LEVADEX™ is a trademark owned by MAP Pharmaceuticals, Inc.

-more-

5-5-5

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2010				December 31, 2009
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,290.1	$–		$1,290.1	$1,206.5	$–		$1,206.5
Other revenues	19.2	–		19.2	17.8	–		17.8

	1,309.3	–		1,309.3	1,224.3	–		1,224.3
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	182.8	–		182.8	184.6	–		184.6
Selling, general and administrative	527.5	(11.0	)(a)(b)	516.5	497.6	5.3	(i)(j)(k)	502.9
Research and development	200.3	0.1	(b)	200.4	185.4	(0.2	)(i)	185.2
Amortization of acquired intangible assets	32.5	(26.6	)(c)	5.9	36.2	(30.7	)(c)	5.5
Legal settlement	(0.7)	0.7	(d)	–	–	–		–
Restructuring charges (reversal)	(0.5)	0.5	(e)	–	3.6	(3.6	)(e)	–

Operating income	367.4	36.3		403.7	316.9	29.2		346.1

Non-operating income (expense)
Interest income	3.2	–		3.2	1.4	–		1.4
Interest expense	(27.8)	6.4	(f)	(21.4)	(21.2)	6.1	(f)	(15.1)
Other, net	(9.8)	0.6	(g)	(9.2)	(1.3)	(3.6	)(l)	(4.9)

	(34.4)	7.0		(27.4)	(21.1)	2.5		(18.6)

Earnings before income taxes	333.0	43.3		376.3	295.8	31.7		327.5

Provision for income taxes	69.9	33.3	(h)	103.2	73.0	15.1	(m)	88.1

Net earnings	263.1	10.0		273.1	222.8	16.6		239.4

Net earnings attributable to noncontrolling interest	–	–		–	1.3	–		1.3

Net earnings attributable to Allergan, Inc.	$263.1	$10.0		$273.1	$221.5	$16.6		$238.1

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.87			$0.90	$0.73			$0.78

Diluted	$0.85			$0.88	$0.72			$0.78

Weighted average number of common shares outstanding:
Basic	304.1			304.1	303.5			303.5
Diluted	310.1			310.0	307.1			307.1

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.2%			14.2%	15.3%			15.3%
Selling, general and administrative	40.9%			40.0%	41.2%			41.7%
Research and development	15.5%			15.5%	15.4%			15.4%

-more-

6-6-6

(a)

External costs of $2.9 million associated with responding to the U.S. Department of Justice (DOJ) subpoena regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox® and related stockholder derivative litigation costs associated with the DOJ settlement announced in a company press release on September 1, 2010

(b)	Expense from changes in fair value of contingent consideration of $7.9 million and integration and transaction costs of $0.1 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products, consisting of selling, general and administrative expenses of $8.1 million and a reversal of research and development expenses of $0.1 million
(c)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(d)	Reversal of legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(e)	Net restructuring charges (reversal)
(f)	Non-cash interest expense associated with amortization of convertible debt discount
(g)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(h)	Total tax effect for non-GAAP pre-tax adjustments and tax benefit of $21.4 million related to fiscal year 2010 legal settlement costs of $609.2 million
(i)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $0.3 million, consisting of selling, general and administrative expenses of $0.1 million and research and development expenses of $0.2 million
(j)	External costs of $8.6 million associated with responding to the DOJ subpoena
(k)	Gain on settlement of a manufacturing and distribution agreement of $14.0 million related to an eye care pharmaceuticals product
(l)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(m)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $31.7 million	$(9.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(5.2)

$(15.1)

-more-

7-7-7

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2010 and December 31, 2009 and with respect to anticipated results for the first quarter and full year of 2011. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP legal settlement,” “non-GAAP intangible asset impairment and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP gain on investments, net,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

-more-

8-8-8

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Twelve months ended
In millions, except per share amounts	December 31, 2010				December 31, 2009
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$4,819.6	$–		$4,819.6	$4,447.6	$–		$4,447.6
Other revenues	99.8	(36.0	)(a)	63.8	56.0	–		56.0

	4,919.4	(36.0)		4,883.4	4,503.6	–		4,503.6
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	722.0	–		722.0	750.9	(20.2	)(n)(o)(p)	730.7
Selling, general and administrative	2,017.6	(67.9	)(b)(c)(d)(e)(f)	1,949.7	1,921.5	(91.9	)(o)(p)(q)(r)(s)(t)(u)	1,829.6
Research and development	804.6	(43.0	)(e)	761.6	706.0	(31.1	)(n)(p)(v)	674.9
Amortization of acquired intangible assets	138.0	(114.5	)(g)	23.5	146.3	(124.4	)(g)	21.9
Legal settlement	609.2	(609.2	)(h)	–	–	–		–
Intangible asset impairment and related costs	369.1	(369.1	)(i)	–	–	–		–
Restructuring charges	0.3	(0.3	)(j)	–	50.9	(50.9	)(j)	–

Operating income	258.6	1,168.0		1,426.6	928.0	318.5		1,246.5

Non-operating income (expense)
Interest income	7.3	–		7.3	7.0	–		7.0
Interest expense	(78.7)	25.1	(k)	(53.6)	(76.9)	24.5	(k)	(52.4)
Gain on investments, net	–	–		–	24.6	(24.6	)(w)	–
Other, net	(16.4)	7.6	(l)	(8.8)	(34.2)	18.9	(x)(y)	(15.3)

	(87.8)	32.7		(55.1)	(79.5)	18.8		(60.7)

Earnings before income taxes	170.8	1,200.7		1,371.5	848.5	337.3		1,185.8

Provision for income taxes	165.9	227.4	(m)	393.3	224.7	108.8	(z)	333.5

Net earnings	4.9	973.3		978.2	623.8	228.5		852.3

Net earnings attributable to noncontrolling interest	4.3	–		4.3	2.5	–		2.5

Net earnings attributable to Allergan, Inc.	$0.6	$973.3		$973.9	$621.3	$228.5		$849.8

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.00			$3.21	$2.05			$2.80

Diluted	$0.00			$3.16	$2.03			$2.78

Weighted average number of common shares outstanding:
Basic	303.4			303.4	303.6			303.6
Diluted	308.0			308.0	305.8			305.8

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	15.0%			15.0%	16.9%			16.4%
Selling, general and administrative	41.9%			40.5%	43.2%			41.1%
Research and development	16.7%			15.8%	15.9%			15.2%

-more-

9-9-9

(a)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(b)	External costs of $14.4 million associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement announced in a company press release on September 1, 2010
(c)	Expense from changes in fair value of contingent consideration of $7.9 million, distributor termination fee of $33.0 million and integration and transaction costs of $1.1 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(d)	Integration and transaction costs related to the acquisition of Serica Technologies, Inc. of $0.5 million
(e)	Upfront licensing fee of $43.0 million included in research and development expenses associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(f)	Writeoff of manufacturing assets related to the abandonment of an eye care product of $10.6 million
(g)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(h)	Legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(i)	Aggregate charges related to the impairment of the Sanctura® assets
(j)	Net restructuring charges
(k)	Non-cash interest expense associated with amortization of convertible debt discount
(l)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(m)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $1,200.7 million	$(226.7)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(0.7)

$(227.4)

(n)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $14.5 million, consisting of cost of sales of $14.4 million and research and development expenses of $0.1 million
(o)	Fair market value inventory adjustment rollout of $0.8 million included in cost of sales and transaction costs of $0.4 million included in selling, general and administrative expenses related to the creation of a joint venture in Korea with Samil Pharmaceutical Co. Ltd.
(p)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $78.6 million, consisting of cost of sales of $5.0 million, selling, general and administrative expenses of $52.6 million and research and development expenses of $21.0 million
(q)	External costs of $32.2 million associated with responding to the DOJ subpoena
(r)	Asset impairments and accelerated depreciation costs related to the 2009 restructuring plan of $2.3 million
(s)	Integration and transition costs related to the acquisition of Cornéal of $0.4 million
(t)	Contribution to Allergan Foundation of $18.0 million
(u)	Gain on settlement of a manufacturing and distribution agreement of $14.0 million related to an eye care pharmaceuticals product
(v)	Upfront payment of $10.0 million for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval
(w)	Net gain on sale of investments
(x)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $13.6 million
(y)	Loss on extinguishment of convertible debt of $5.3 million
(z)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $337.3 million	$(106.2)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings, and foreign R&D tax credits received for tax years prior to 2008	(2.6)

$(108.8)

-more-

10-10-10

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	December 31, 2010	December 31, 2009

Assets

Cash and equivalents	$1,991.2	$1,947.1
Short-term investments	749.1	–
Trade receivables, net	647.3	576.6
Inventories	229.4	213.9
Other current assets	376.7	368.7

Total current assets	3,993.7	3,106.3

Property, plant and equipment, net	800.6	808.1
Intangible assets, net	996.0	1,357.2
Goodwill	2,038.6	1,998.3
Other noncurrent assets	479.2	266.7

Total assets	$8,308.1	$7,536.6

Liabilities and equity

Notes payable	$28.1	$18.1
Convertible notes	642.5	–
Accounts payable	222.5	204.0
Other accrued expenses and income taxes	635.3	589.5

Total current liabilities	1,528.4	811.6

Long-term debt	1,534.2	1,491.3
Other liabilities	464.4	389.8

Equity:
Allergan, Inc. stockholders’ equity	4,757.7	4,822.8
Noncontrolling interest	23.4	21.1

Total equity	4,781.1	4,843.9

Total liabilities and equity	$8,308.1	$7,536.6

DSO	46	44

DOH	115	106

Cash and equivalents and short-term investments	$2,740.3	$1,947.1
Total notes payable, convertible notes and long-term debt	(2,204.8)	(1,509.4)

Cash and short-term investments, net of debt	$535.5	$437.7

Debt-to-capital percentage	31.6%	23.8%

-more-

11-11-11

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	December 31, 2010		December 31, 2009

Net earnings attributable to Allergan, Inc.	$263.1		$221.5

Non-GAAP pre-tax adjustments:
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	2.9		8.6
Expense from changes in fair value of contingent consideration and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	8.0		–
Amortization of acquired intangible assets	26.6		30.7
Reversal of legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	(0.7)		–
Net restructuring charges (reversal)	(0.5)		3.6
Non-cash interest expense associated with amortization of convertible debt discount	6.4		6.1
Unrealized loss (gain) on derivative instruments	0.6		(3.6)
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		0.3
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	–		(14.0)

	306.4		253.2

Tax effect for above items and tax benefit of $21.4 million related to fiscal year 2010 legal settlement costs of $609.2 million	(33.3)		(9.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	–		(5.2)

Non-GAAP earnings attributable to Allergan, Inc.	$273.1		$238.1

Weighted average number of shares outstanding	304.1		303.5

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.1		3.6
Dilutive effect of assumed conversion of convertible notes outstanding	0.9		–

	310.1		307.1

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.85		$0.72

Non-GAAP earnings per share adjustments:
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	0.01		0.02
Expense from changes in fair value of contingent consideration and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.02		–
Amortization of acquired intangible assets	0.06		0.06
Reversal of legal settlement costs and tax benefit of $21.4 million related to fiscal year 2010 legal settlement costs of $609.2 million associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	(0.07)		–
Net restructuring charges (reversal)	–		0.01
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.01
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	–		(0.03)
Loss on extinguishment of convertible debt	–		0.01
Change in estimated taxes related to uncertain tax positions included in prior year filings	–		(0.02)

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.88		$0.78

Year over year change		12.8%

-more-

12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31, 2010	December 31, 2009

Net earnings attributable to Allergan, Inc.	$0.6	$621.3

Non-GAAP pre-tax adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(36.0)	–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	14.4	32.2
Expense from changes in fair value of contingent consideration, distributor termination fee and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	42.0	–
Integration and transaction costs related to the acquisition of Serica Technologies, Inc.	0.5	–
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	43.4	–
Writeoff of manufacturing assets related to the abandonment of an eye care product	10.6	–
Amortization of acquired intangible assets	114.5	124.4
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	609.2	–
Aggregate charges related to the impairment of the Sanctura® assets	369.1	–
Net restructuring charges	0.3	50.9
Non-cash interest expense associated with amortization of convertible debt discount	25.1	24.5
Unrealized loss on derivative instruments	7.6	13.6
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–	14.5
Fair market value inventory adjustment rollout and transaction costs related to the Samil joint venture in Korea	–	1.2
Compensation expense from stock option modifications related to the 2009 restructuring plan	–	78.6
Asset impairments and accelerated depreciation costs related to the 2009 restructuring plan	–	2.3
Cornéal integration and transition costs	–	0.4
Contribution to Allergan Foundation	–	18.0
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	–	(14.0)
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	–	10.0
Net gain on sale of investments	–	(24.6)
Loss on extinguishment of convertible debt	–	5.3

	1,201.3	958.6

Tax effect for above items	(226.7)	(106.2)
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations, and foreign R&D tax credits received for tax years prior to 2008	(0.7)	(2.6)

Non-GAAP earnings attributable to Allergan, Inc.	$973.9	$849.8

Weighted average number of shares outstanding	303.4	303.6

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	4.3	2.2
Dilutive effect of assumed conversion of convertible notes outstanding	0.3	–

	308.0	305.8

-more-

13-13-13

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.00		$2.03

Non-GAAP earnings per share adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(0.07)		–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	0.03		0.07
Expense from changes in fair value of contingent consideration, distributor termination fee and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.12		–
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	0.09		–
Writeoff of manufacturing assets related to the abandonment of an eye care product	0.03		–
Amortization of acquired intangible assets	0.24		0.26
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	1.92		–
Aggregate charges related to the impairment of the Sanctura® assets	0.74		–
Net restructuring charges	–		0.13
Non-cash interest expense associated with amortization of convertible debt discount	0.05		0.05
Unrealized loss on derivative instruments	0.01		0.03
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–		0.04
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		0.17
Contribution to Allergan Foundation	–		0.04
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	–		(0.03)
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	–		0.03
Net gain on sale of investments	–		(0.05)
Loss on extinguishment of convertible debt	–		0.02
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations, and foreign R&D tax credits received for tax years prior to 2008	–		(0.01)

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$3.16		$2.78

Year over year change		13.7%

-more-

14-14-14

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	December 31, 2010	December 31, 2009	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$603.4	$565.9	$37.5	$41.6	$(4.1)	6.6%	7.4%	(0.8)%
Botox/Neuromodulator	386.2	347.7	38.5	39.0	(0.5)	11.1%	11.2%	(0.1)%
Skin Care	58.2	64.5	(6.3)	(6.4)	0.1	(9.8)%	(9.9)%	0.1%
Urologics	15.8	17.0	(1.2)	(1.2)	–	(7.1)%	(7.1)%	–

Total Specialty Pharmaceuticals	1,063.6	995.1	68.5	73.0	(4.5)	6.9%	7.3%	(0.4)%

Breast Aesthetics	84.7	77.8	6.9	8.0	(1.1)	8.9%	10.3%	(1.4)%
Obesity Intervention	60.9	67.6	(6.7)	(6.6)	(0.1)	(9.9)%	(9.8)%	(0.1)%
Facial Aesthetics	80.9	66.0	14.9	15.4	(0.5)	22.6%	23.3%	(0.7)%

Total Medical Devices	226.5	211.4	15.1	16.8	(1.7)	7.1%	7.9%	(0.8)%

Product net sales	$1,290.1	$1,206.5	$83.6	$89.8	$(6.2)	6.9%	7.4%	(0.5)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$103.4	$102.7	$0.7	$1.4	$(0.7)	0.7%	1.4%	(0.7)%
Lumigan Franchise	141.8	122.6	19.2	21.7	(2.5)	15.7%	17.7%	(2.0)%
Restasis	174.9	163.3	11.6	11.5	0.1	7.1%	7.0%	0.1%
Sanctura Franchise	15.8	17.0	(1.2)	(1.2)	–	(7.1)%	(7.1)%	–
Latisse	17.4	26.0	(8.6)	(8.7)	0.1	(32.9)%	(33.2)%	0.3%

Domestic	61.7%	64.3%
International	38.3%	35.7%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Twelve months ended
	December 31, 2010	December 31, 2009	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$2,262.0	$2,100.6	$161.4	$146.5	$14.9	7.7%	7.0%	0.7%
Botox/Neuromodulator	1,419.4	1,309.6	109.8	93.0	16.8	8.4%	7.1%	1.3%
Skin Care	229.5	208.0	21.5	21.0	0.5	10.3%	10.1%	0.2%
Urologics	62.5	65.6	(3.1)	(3.1)	–	(4.7)%	(4.7)%	–

Total Specialty Pharmaceuticals	3,973.4	3,683.8	289.6	257.4	32.2	7.9%	7.0%	0.9%

Breast Aesthetics	319.1	287.5	31.6	31.9	(0.3)	11.0%	11.1%	(0.1)%
Obesity Intervention	243.3	258.2	(14.9)	(18.2)	3.3	(5.8)%	(7.0)%	1.2%
Facial Aesthetics	283.8	218.1	65.7	62.2	3.5	30.1%	28.5%	1.6%

Total Medical Devices	846.2	763.8	82.4	75.9	6.5	10.8%	9.9%	0.9%

Product net sales	$4,819.6	$4,447.6	$372.0	$333.3	$38.7	8.4%	7.5%	0.9%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$401.6	$414.5	$(12.9)	$(15.6)	$2.7	(3.1)%	(3.8)%	0.7%
Lumigan Franchise	526.7	456.5	70.2	71.3	(1.1)	15.4%	15.6%	(0.2)%
Restasis	620.5	522.9	97.6	96.7	0.9	18.7%	18.5%	0.2%
Sanctura Franchise	62.5	65.6	(3.1)	(3.1)	–	(4.7)%	(4.7)%	–
Latisse	81.8	73.7	8.1	7.6	0.5	11.0%	10.4%	0.6%

Domestic	62.6%	65.4%
International	37.4%	34.6%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

-more-

15-15-15

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	First Quarter 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.64	$0.66

Amortization of acquired intangible assets	0.06	0.06
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01

Non-GAAP diluted earnings per share expectations	$0.71	$0.73

	Full Year 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$3.30	$3.36

Amortization of acquired intangible assets	0.23	0.23
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01

Non-GAAP diluted earnings per share expectations	$3.54	$3.60

(a)

GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges, external costs associated with responding to the DOJ subpoena and legal settlement and other litigation costs associated with the resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox® that may occur but that are not currently known or determinable.

###